As filed with the Securities and Exchange Commission on July 22, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0439579
(State of incorporation)	(I.R.S. Employer Identification No.)

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Address and telephone number of registrant’s principal executive offices and principal place of business)

1994 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

KEVIN ONTIVEROS, ESQ.

ASSISTANT GENERAL COUNSEL

383 COLOROW DRIVE

SALT LAKE CITY, UTAH 84108-1256

(801) 583-4939

(Name, Address and telephone number of agent for service)

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, Par Value $0.001	350,000	$11.76	(1)	$4,116,000	(1)	$484.45

(1)	The offering price per share was estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of Regulation C. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the $11.76 average of the high and low prices of the Registrant’s common stock on July 20, 2005 as reported on the NASDAQ National Market.

REGISTRATION OF ADDITIONAL SECURITIES

In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the aggregate number of additional shares that are issuable pursuant to the Registrant’s 1994 Employee Stock Purchase Plan, over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 1994 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of common stock of the Registrant.

Reference is made to the Registrant’s Registration Statement on Form S-8 filed December 9, 1996, SEC File Number 333-17521, with respect to shares of common stock registered under the Registrant’s 1994 Employee Stock Purchase Plan. The contents of such Registration Statement are hereby incorporated by reference in their entirety.

EXHIBITS

Exhibit Number	Description
4.1A	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. (2)

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996. (3)

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000. (2)

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003. (4)

4.2A	Amended and Restated Bylaws of the Registrant. (1)

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003. (5)

4.3	Specimen Common Stock Certificate. (6)

4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant. (7)

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001. (7)

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003. (7)

4.3	Indenture, dated as of June 17, 2003, between Registrant and U.S. Bank National Association, as Trustee, including the form of 3% Convertible Subordinated Notes due 2008 attached as Exhibit A thereto. (8)

4.4	Composite Indenture, dated as of December 22, 2004, by and between Cinacalcet Royalty Sub LLC, a wholly-owned subsidiary of Registrant, and U.S. National Bank Association, incorporating the amendments provided for in the Supplemental Indenture dated as of February 2, 2005, between the same parties. (9)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1 Opinion of Counsel)

24.1	Power of Attorney (contained on signature page)

99.1	1994 Employee Stock Purchase Plan, as amended May 12, 2005

(1)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Form 10-K for the year ended December 31, 2004 (SEC File No. 000-23272, Film No. 05667287, filing date March 8, 2005).

(2)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274, Film No. 717603).

(3)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272, Film No. 96683282, filing date December 19, 1996).

(4)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC File No. 2372, Film No. 04582125, filing date February 10, 2004).

(5)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2002 (SEC File No. 000-23272, Film No. 03612691, filing date March 21, 2003).

(6)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318).

(7)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form 8-A/A (SEC File No. 000-23272, Film No. 03575669, filing date February 21, 2003).

(8)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (SEC File No. 000-23272. Film No. 03838243, filing date August 12, 2003).

(9)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated February 2, 2005 (SEC File No. 2372, Film No. 05578512, filing date February 7, 2005).

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the City of Salt Lake City, County of Salt Lake, State of Utah, on July 22, 2005.

NPS PHARMACEUTICALS, INC.
A Delaware Corporation

By:	/s/ KEVIN J. ONTIVEROS
Kevin J. Ontiveros
Its:	Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin J. Ontiveros and Hunter Jackson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ HUNTER JACKSON Hunter Jackson	Chief Executive Officer & Chairman of the Board (Principal Executive Officer)	July 22, 2005

/s/ GERARD J. MICHEL Gerard J. Michel	Vice President Corporate Development & Chief Financial Officer (Principal Financial & Accounting Officer)	July 22, 2005

/s/ SANTO J. COSTA Santo J. Costa	Director	July 22, 2005

/s/ JOHN R. EVANS John R. Evans	Director	July 22, 2005

/s/ JAMES G. GRONINGER James G. Groninger	Director	July 22, 2005

/s/ JOSEPH KLEIN, III Joseph Klein, III	Director	July 22, 2005

/s/ DONALD E. KUHLA Donald E. Kuhla	Director	July 22, 2005

/s/ THOMAS N. PARKS Thomas N. Parks	Director	July 22, 2005

/s/ CALVIN STILLER Calvin Stiller	Director	July 22, 2005

/s/ PETER G. TOMBROS Peter G. Tombros	Director	July 22, 2005

/s/ MICHAEL BONNEY Michael Bonney	Director	July 22, 2005

/s/ RACHEL SELISKER Rachel Selisker	Director	July 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1A	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.1B	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant. (2)

4.1C	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated December 18, 1996. (3)

4.1D	Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, dated September 5, 2000. (2)

4.1E	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant, dated September 30, 2003. (4)

4.2A	Amended and Restated Bylaws of the Registrant. (1)

4.2B	Certificate of Adoption of Amendments to the Amended and Restated Bylaws of the Registrant, dated February 19, 2003. (5)

4.3	Specimen Common Stock Certificate. (6)

4.4A	Rights Agreement, dated as of December 4, 1996, between the Registrant and American Stock Transfer & Trust, Inc., with Exhibit A, Form of Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant; Exhibit B, Form of Right Certificate; and Exhibit C, Summary of Rights to Purchase Shares of Preferred Stock of the Registrant. (7)

4.4B	First Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated December 31, 2001. (7)

4.4C	Second Amendment to the Rights Agreement and Certificate of Compliance with Section 27 thereof, dated February 19, 2003. (7)

4.3	Indenture, dated as of June 17, 2003, between Registrant and U.S. Bank National Association, as Trustee, including the form of 3% Convertible Subordinated Notes due 2008 attached as Exhibit A thereto. (8)

4.4	Composite Indenture, dated as of December 22, 2004, by and between Cinacalcet Royalty Sub LLC, a wholly-owned subsidiary of Registrant, and U.S. National Bank Association, incorporating the amendments provided for in the Supplemental Indenture dated as of February 2, 2005, between the same parties. (9)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1 Opinion of Counsel)

24.1	Power of Attorney (contained on signature page)

99.1	1994 Employee Stock Purchase Plan, as amended May 12, 2005

(1)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Form 10-K for the year ended December 31, 2004 (SEC File No. 000-23272, Film No. 05667287, filing date March 8, 2005).

(2)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-3 filed on September 6, 2000 (SEC File No. 333-45274, Film No. 717603).

(3)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated December 19, 1996 (SEC File No. 000-23272, Film No. 96683282, filing date December 19, 1996).

(4)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (SEC File No. 2372, Film No. 04582125, filing date February 10, 2004).

(5)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Annual Report on Form 10-K for the fiscal year ended on December 31, 2002 (SEC File No. 000-23272, Film No. 03612691, filing date March 21, 2003).

(6)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form S-1 filed on January 21, 1994 (SEC File No. 333-74318).

(7)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Registration Statement on Form 8-A/A (SEC File No. 000-23272, Film No. 03575669, filing date February 21, 2003).

(8)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (SEC File No. 000-23272. Film No. 03838243, filing date August 12, 2003).

(9)	Incorporated herein by reference to the indicated exhibit in the Registrant’s Current Report on Form 8-K dated February 2, 2005 (SEC File No. 2372, Film No. 05578512, filing date February 7, 2005).